EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2026 RESULTS

Q2 FY26 Net Sales Increased 0.5% to $154.8 Million vs. Q2 FY25

Q2 FY26 Gross Margin of 76.8%, Includes $13.3 Million IEEPA Tariff Refund Pre-Tax Net Benefit

Raises FY26 Outlook

Quincy, Mass – September 9, 2026 – J.Jill, Inc. (NYSE:JILL) ("J.Jill" or the "Company") today announced financial results for the second quarter of fiscal year 2026.

Mary Ellen Coyne, President and Chief Executive Officer of J.Jill, Inc. stated, "Our second quarter results reflect progress across each of our three strategic priorities – evolving the product assortment, enhancing the customer journey, and advancing the way we work. We delivered sales that exceeded our expectations, with underlying profitability at the high end of our outlook before the benefit of tariff refunds. Our customer file is stabilizing, new-to-brand acquisition is accelerating, and our senior team is in place and executing. While we are still in the early stages of this evolution, we are pleased with our momentum and are strategically investing in the business to position J.Jill for sustainable, long-term growth."

For the second quarter ended August 1, 2026:

•
Net sales for the second quarter of fiscal 2026 increased 0.5% to $154.8 million compared to $154.0 million for the second quarter of fiscal 2025.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 0.5% for the second quarter of fiscal 2026.
•
Direct to consumer net sales, which represented 47.1% of net sales, were up 1.9% compared to the second quarter of fiscal 2025.
•
Gross profit was $119.0 million compared to $105.4 million in the second quarter of fiscal 2025. Gross margin was 76.8% compared to 68.4% in the second quarter of fiscal 2025. Excluding the receipt of $13.3 million of net tariff refunds in the second quarter of fiscal 2026 gross margin was 68.3%.
•
SG&A was $94.6 million compared to $88.6 million in the second quarter of fiscal 2025. SG&A as a percentage of total net sales was 61.1% compared to 57.5% in the second quarter of fiscal 2025. The increase was primarily driven by eight net new stores compared to prior year, store lease renewals, marketing, shipping costs and management incentive accruals.
•
Operating income was $24.3 million compared to $16.8 million in the second quarter of fiscal 2025. Operating income margin for the second quarter of fiscal 2026 was 15.7% compared to 10.9% in the second quarter of fiscal 2025. Adjusted Income from Operations*, which includes the benefit of net tariff refunds, was $27.1 million compared to $19.6 million in the second quarter of fiscal 2025.
•
Interest expense was $1.9 million compared to $2.7 million in the second quarter of fiscal 2025. Interest income was $1.1 million in the second quarter of fiscal 2026 compared to $0.5 million in the second quarter of fiscal 2025. The second quarter of fiscal 2026 benefited from $0.6 million of interest income related to the receipt of tariff refunds.
•
During the second quarter of fiscal 2026, the Company recorded an income tax provision of $6.7 million compared to $4.0 million in the second quarter of fiscal 2025 and the effective tax rate was 28.6% compared to 27.7% in the second quarter of fiscal 2025.
•
Net Income was $16.8 million compared to $10.5 million in the second quarter of fiscal 2025.

•
Net Income per Diluted Share was $1.11 for the second quarter of fiscal 2026 compared to $0.69 in the second quarter of fiscal 2025. Adjusted Net Income per Diluted Share* in the second quarter of fiscal 2026, which includes the benefit of net tariff refunds was $1.24 compared to $0.81 in the second quarter of fiscal 2025.
•
Adjusted EBITDA* for the second quarter of fiscal 2026, which includes the benefit of net tariff refunds, was $32.8 million compared to $25.6 million in the second quarter of fiscal 2025. Adjusted EBITDA margin* for the second quarter of fiscal 2026, which includes the benefit of net tariff refunds, was 21.2% compared to 16.6% in the second quarter of fiscal 2025. Adjusted EBITDA for the second quarter of fiscal 2026 excluding net tariff refunds and deployment of these refunds toward strategic initiatives and elevated fuel costs during the period was $20.1 million.
•
The Company did not open or close any stores in the second quarter of fiscal 2026. The store count at the end of the quarter is 255 stores compared to 247 stores at the end of the second quarter of fiscal 2025.

For the twenty-six weeks ended August 1, 2026:

•
Net sales for the twenty-six weeks ended August 1, 2026 decreased 2.7% to $299.3 million compared to $307.6 million for the twenty-six weeks ended August 2, 2025.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 4.2% for the twenty-six weeks ended August 1, 2026.
•
Direct to consumer net sales, which represented 46.4% of net sales, decreased 3.2% compared to the twenty-six weeks ended August 2, 2025.
•
Gross profit was $217.7 million compared to $215.7 million for the twenty-six weeks ended August 2, 2025. Gross margin was 72.7% compared to 70.1% for the twenty-six weeks ended August 2, 2025. Excluding the receipt of $13.3 million of net tariff refunds in the second quarter of fiscal 2026 gross margin was 68.3%.
•
SG&A was $184.4 million compared to $179.7 million for the twenty-six weeks ended August 2, 2025. SG&A as a percentage of total net sales was 61.6% compared to 58.4% for the twenty-six weeks ended August 2, 2025.
•
Operating income was $33.0 million compared to $35.8 million for the twenty-six weeks ended August 2, 2025. Operating income margin for the twenty-six weeks ended August 1, 2026 was 11.0% compared to 11.7% for the twenty-six weeks ended August 2, 2025. Adjusted Income from Operations*, which includes the benefit of net tariff refunds, was $38.0 million compared to $41.2 million for the twenty-six weeks ended August 2, 2025.
•
Interest expense was $3.8 million compared to $5.5 million for the twenty-six weeks ended August 2, 2025. Interest income was $1.5 million compared to $0.9 million for the twenty-six weeks ended August 2, 2025. The twenty-six weeks ended August 1, 2026 benefited from $0.6 million of interest income related to the receipt of tariff refunds.
•
During the twenty-six weeks ended August 1, 2026, the Company recorded an income tax provision of $9.3 million compared to $9.0 million for the twenty-six weeks ended August 2, 2025 and the effective tax rate was 30.2% compared to 28.8% for the twenty-six weeks ended August 2, 2025.
•
Net Income was $21.5 million compared to $22.2 million for the twenty-six weeks ended August 2, 2025.
•
Net Income per Diluted Share was $1.43 compared to $1.45 for the twenty-six weeks ended August 2, 2025. Adjusted Net Income per Diluted Share* for the twenty-six weeks ended August 1, 2026, which includes the benefit of net tariff refunds, was $1.69 compared to $1.69 for the twenty-six weeks ended August 2, 2025.
•
Adjusted EBITDA* for the twenty-six weeks ended August 1, 2026, which includes the benefit of net tariff refunds, was $49.5 million compared to $52.9 million for the twenty-six weeks ended August 2, 2025. Adjusted EBITDA margin* for the twenty-six weeks ended August 1, 2026, which includes the benefit of net tariff refunds, was 16.6% compared to 17.2% for the twenty-six weeks ended August 2, 2025. Adjusted EBITDA for the twenty-six weeks ended August 1, 2026, excluding net tariff refunds and the deployment of these refunds toward strategic initiatives and elevated fuel costs during the period was $36.8 million.
•
The Company opened one store and closed two stores for the twenty-six weeks ended August 1, 2026. The store count at the end of the twenty-six weeks ended August 1, 2026 is 255 stores compared to 247 stores at the end of the twenty-six weeks ended August 2, 2025.

Balance Sheet and Cash Flow Highlights

•
Inventory at the end of the second quarter of fiscal 2026 was $52.6 million compared to $55.3 million at the end of the second quarter of fiscal 2025.
•
Net Cash provided by Operating Activities for the thirteen weeks ended August 1, 2026, was $46.3 million compared to $19.4 million for the thirteen weeks ended August 2, 2025. Net Cash provided by Operating Activities for the twenty-six weeks ended August 1, 2026, was $48.0 million compared to $24.7 million for the twenty-six weeks ended August 2, 2025. Net Cash provided by Operating Activities in both the thirteen and twenty-six weeks benefited from $19.0 million of gross tariff refunds including associated interest income.
•
Free Cash Flow* for the thirteen weeks ended August 1, 2026, was $44.0 million compared to $16.6 million for the thirteen weeks ended August 2, 2025. Free Cash Flow* for the twenty-six weeks ended August 1, 2026 was $42.9 million compared to $19.2 million for the twenty-six weeks ended August 2, 2025.
•
The Company ended the second quarter of fiscal 2026 with a cash balance of $76.9 million.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

During the thirteen and twenty-six weeks ended August 1, 2026, the Company repurchased 99,902 and 168,402 shares of its common stock for an aggregate purchase price of $1.5 million and $2.3 million, respectively.

As of August 1, 2026, the Company had $11.8 million remaining under its currently authorized $25.0 million share repurchase program, which expires December 6, 2026. The share repurchase program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

Quarterly Dividend Payment

On June 3, 2026 the Board declared a quarterly cash dividend of $0.09 per share, payable on July 8, 2026 to stockholders of record of issued and outstanding shares of the Company’s common stock as of June 24, 2026.

Following the end of the second quarter of fiscal 2026, on September 2, 2026, the Board declared a cash dividend of $0.09 per share, payable on October 7, 2026 to stockholders of record of issued and outstanding shares of the Company’s common stock as of September 23, 2026.

Outlook

The Company is providing its outlook for the third quarter of fiscal 2026 and raising its outlook for the full year fiscal 2026. The following outlook includes net tariff refunds as well as the deployment of these refunds toward investments primarily focused on marketing to build the brand and accelerate file growth, which will be relatively evenly split between the third and fourth quarters.

The following outlook also assumes an average 10% to 12.5% tariff rate for the remainder of fiscal 2026 which results in approximately $1.0 million of favorability in the second half of the year compared to prior assumptions.

For the third quarter of fiscal 2026, the Company expects the following:

•
Net Sales to be up 3% to 5% compared to fiscal 2025
•
Comparable Sales to be up 1% to up 3% compared to fiscal 2025
•
Gross margin to be about flat compared to fiscal 2025
•
Adjusted EBITDA of $20.0 million to $22.0 million

For the full year of fiscal 2026, the Company expects the following:

•
Net Sales to be flat to up 2% compared to fiscal 2025
•
Comparable Sales to be down 1% to up 1% compared to fiscal 2025
•
Gross margin to be up 100 basis points to 150 basis points
•
Adjusted EBITDA to be $75 million to $80 million
•
Free cash flow to be approximately $40 million
•
Total capital expenditures of approximately $20 million to $25 million
•
Net new store growth of approximately 1 to 3 new stores

Conference Call Information

A conference call to discuss second quarter 2026 results is scheduled for today, September 9, 2026, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (833) 461-5787 or (585) 542-9983 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 572594243 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (833) 309-1852 or (929) 828-5978. The pin number to access the telephone replay is 572594243. The telephone replay will be available until September 16, 2026.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through about 250 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus (less) depreciation and amortization, income tax provision, interest expense, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, adjustment for exited retail stores, impairment of long-lived assets, loss on extinguishment of debt, and other non-recurring items, primarily consisting of non-ordinary course professional fees, non-employee share-based payments, CEO transition costs, severance expense, and legal settlements and fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus (less) equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “ongoing,” “remain,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our new predictive AI-powered inventory forecasting model and other AI tools, our upgraded point-of-sale system and recently implemented order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Net sales	$154,829	$153,987
Costs of goods sold (exclusive of depreciation and amortization)	35,850	48,630
Gross profit	118,979	105,357
Selling, general and administrative expenses	94,645	88,569
Impairment of long-lived assets	53	5
Operating income	24,281	16,783
Interest expense	1,900	2,733
Interest income	(1,110)	(498)
Income before provision for income taxes	23,491	14,548
Income tax provision	6,717	4,033
Net income and total comprehensive income	$16,774	$10,515
Net income per common share:
Basic	$1.12	$0.69
Diluted	$1.11	$0.69
Weighted average common shares:
Basic	14,912,863	15,254,411
Diluted	15,074,018	15,297,083

Cash dividends declared per common share	$0.09	$0.08

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Net sales	$299,256	$307,611
Costs of goods sold (exclusive of depreciation and amortization)	81,584	91,897
Gross profit	217,672	215,714
Selling, general and administrative expenses	184,363	179,657
Impairment of long-lived assets	267	212
Operating income	33,042	35,845
Interest expense	3,771	5,522
Interest income	(1,457)	(886)
Income before provision for income taxes	30,728	31,209
Income tax provision	9,266	9,002
Net income and total comprehensive income	$21,462	$22,207
Net income per common share:
Basic	$1.44	$1.45
Diluted	$1.43	$1.45
Weighted average common shares:
Basic	14,896,749	15,284,442
Diluted	15,024,467	15,344,019

Cash dividends declared per common share	$0.18	$0.16

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share data)

	August 1, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$76,897	$41,015
Accounts receivable, net	5,853	4,322
Inventories, net	52,644	70,066
Prepaid expenses and other current assets	20,402	25,786
Total current assets	155,796	141,189
Property and equipment, net	54,119	56,794
Intangible assets, net	54,044	56,322
Goodwill	59,697	59,697
Operating lease assets, net	126,122	128,944
Other assets	8,005	7,270
Total assets	$457,783	$450,216
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$42,204	$57,650
Accrued expenses and other current liabilities	38,758	30,864
Current portion of long-term debt	1,313	1,875
Current portion of operating lease liabilities	37,963	40,259
Total current liabilities	120,238	130,648
Long-term debt, net of discount and current portion	71,205	71,435
Deferred income taxes	16,654	14,403
Operating lease liabilities, net of current portion	108,918	111,231
Other liabilities	947	1,000
Total liabilities	317,962	328,717
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,685,048 and 15,522,614 shares issued at August 1, 2026 and January 31, 2026 respectively; and 14,859,072 and 14,865,040 shares outstanding at August 1, 2026 and January 31, 2026, respectively	159	157
Additional paid-in capital	240,173	240,981
Treasury stock, at cost, 825,976 and 657,574 shares at August 1, 2026 and January 31, 2026, respectively	(13,222)	(10,888)
Accumulated deficit	(87,289)	(108,751)
Total shareholders’ equity	139,821	121,499
Total liabilities and shareholders’ equity	$457,783	$450,216

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Net income	$16,774	$10,515
Add (Less):
Depreciation and amortization	5,056	5,305
Income tax provision	6,717	4,033
Interest expense	1,900	2,733
Interest income	(1,110)	(498)
Adjustments:
Equity-based compensation expense (a)	1,806	1,506
Write-off of property and equipment (b)	66	44
Amortization of cloud-based software implementation costs (c)	641	661
Adjustment for exited retail stores (d)	(96)	—
Impairment of long-lived assets (e)	53	5
Other non-recurring items (f)	1,017	1,285
Adjusted EBITDA	$32,824	$25,589
Net sales	154,829	153,987
Adjusted EBITDA margin	21.2%	16.6%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Adjusted EBITDA Reconciliation

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Adjusted EBITDA	$32,824	$25,589
Net Tariff Refunds (a)	(13,277)	—
Strategic Investments and Elevated Fuel Costs (b)	569	—
Adjusted EBITDA excluding net impact of Tariff Refunds	$20,116	$25,589
Net Sales	154,829	153,987
Adjusted EBITDA excluding net impact of Tariff Refunds margin	13.0%	16.6%

(a)
IEEPA tariff refund pre-tax net benefit
(b)
Reflects utilization of Net Tariff refunds for strategic investments and funding of elevated expenses.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Net income	$21,462	$22,207
Add (Less):
Depreciation and amortization	10,308	10,654
Income tax provision	9,266	9,002
Interest expense	3,771	5,522
Interest income	(1,457)	(886)
Adjustments:
Equity-based compensation expense (a)	3,058	2,472
Write-off of property and equipment (b)	102	195
Amortization of cloud-based software implementation costs (c)	1,195	1,118
Adjustment for exited retail stores (d)	(392)	(232)
Impairment of long-lived assets (e)	267	212
Other non-recurring items (f)	1,965	2,660
Adjusted EBITDA	$49,545	$52,924
Net sales	$299,256	$307,611
Adjusted EBITDA margin	16.6%	17.2%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents noncash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Adjusted EBITDA Reconciliation

(Unaudited)

(Amounts in thousands)

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Adjusted EBITDA	$49,545	$52,924
Net Tariff Refunds (a)	(13,277)	—
Strategic Investments and Elevated Fuel Costs (b)	569	—
Adjusted EBITDA excluding net impact of Tariff Refunds	$36,837	$52,924
Net Sales	299,256	307,611
Adjusted EBITDA excluding net impact of Tariff Refunds margin	12.3%	17.2%

(a)
IEEPA tariff refund pre-tax net benefit
(a)
Reflects utilization of Net Tariff refunds for strategic investments and funding of elevated expenses.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Operating income	$24,281	$16,783
Add (Less):
Equity-based compensation expense (a)	1,806	1,506
Write-off of property and equipment (b)	66	44
Adjustment for exited retail stores (c)	(96)	—
Impairment of long-lived assets (d)	53	5
Other non-recurring items (e)	1,017	1,285
Adjusted income from operations	$27,127	$19,623

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Operating income	$33,042	$35,845
Add (Less):
Equity-based compensation expense (a)	3,058	2,472
Write-off of property and equipment (b)	102	195
Adjustment for exited retail stores (c)	(392)	(232)
Impairment of long-lived assets (d)	267	212
Other non-recurring items (e)	1,965	2,660
Adjusted income from operations	$38,042	$41,152

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Net income	$16,774	$10,515
Add: Income tax provision	6,717	4,033
Income before provision for income tax	23,491	14,548
Adjustments:
Equity-based compensation expense (a)	1,806	1,506
Write-off of property and equipment (b)	66	44
Adjustment for exited retail stores (c)	(96)	—
Impairment of long-lived assets (d)	53	5
Other non-recurring items (e)	1,017	1,285
Adjusted income before income tax provision	26,337	17,388
Less: Adjusted tax provision (f)	7,638	5,043
Adjusted net income	$18,699	$12,345
Adjusted net income per share:
Basic	$1.25	$0.81
Diluted	$1.24	$0.81
Weighted average number of common shares:
Basic	14,912,863	15,254,411
Diluted	15,074,018	15,297,083

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(f)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the second quarter of fiscal 2026 and 29.0% for the second quarter of fiscal 2025.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Net income	$21,462	$22,207
Add: Income tax provision	9,266	9,002
Income before provision for income tax	30,728	31,209
Adjustments:
Equity-based compensation expense (a)	3,058	2,472
Write-off of property and equipment (b)	102	195
Adjustment for exited retail stores (c)	(392)	(232)
Impairment of long-lived assets (d)	267	212
Other non-recurring items (e)	1,965	2,660
Adjusted income before income tax provision	35,728	36,516
Less: Adjusted tax provision (f)	10,361	10,590
Adjusted net income	$25,367	$25,926
Adjusted net income per share:
Basic	$1.70	$1.70
Diluted	$1.69	$1.69
Weighted average number of common shares:
Basic	14,896,749	15,284,442
Diluted	15,024,467	15,344,019
(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(f)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the twenty-six weeks ended August 1, 2026 and 29.0% for the twenty-six weeks ended August 2, 2025.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Net cash provided by operating activities	$46,266	$19,362
Net cash used in investing activities	(2,233)	(2,752)
Net cash used in financing activities	(3,433)	(2,332)
Net change in cash and cash equivalents	40,600	14,278
Cash and cash equivalents and restricted cash:
Beginning of Period	36,660	31,608
End of Period (a)	$77,260	$45,886

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Net cash provided by operating activities	$47,953	$24,698
Net cash used in investing activities	(5,026)	(5,476)
Net cash used in financing activities	$(7,045)	(9,126)
Net change in cash and cash equivalents	35,882	10,096
Cash and cash equivalents and restricted cash:
Beginning of Period	41,378	35,790
End of Period (b)	$77,260	$45,886
(a)
Includes $0.4 million of restricted cash for the thirteen and twenty-six weeks ended August 1, 2026 and August 2, 2025. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the condensed consolidated balance sheets.

Summary Data from the Statement of Cash Flows

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Cash and cash equivalents	$76,897	$45,523
Restricted cash reported in Prepaid expenses and other current assets	363	363
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$77,260	$45,886

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	August 1, 2026	August 2, 2025
Net cash provided by operating activities	$46,266	$19,362
Less: Capital expenditures (a)	(2,233)	(2,752)
Free cash flow	$44,033	$16,610

	For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Net cash provided by operating activities	$47,953	$24,698
Less: Capital expenditures (a)	(5,026)	(5,476)
Free cash flow	$42,927	$19,222
(a)
Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Michael McMullan / Danielle Poggi
Berns Communications Group
mmcmullan@bcg-pr.com / dpoggi@bcg-pr.com